CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
6 1/4% Subordinated Debentures due 2054	$150,000,000	$19,320

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-179867

PROSPECTUS    SUPPLEMENT

(To Prospectus Dated March 2, 2012)

$150,000,000

6 1/4% Subordinated Debentures due 2054

We will pay interest on the debentures on March 30, June 30, September 30 and December 30 of each year, commencing December 30, 2014. We may defer interest payments during one or more deferral periods for up to five consecutive years as described in this prospectus supplement.

On or after September 30, 2019, we may redeem the debentures, in whole at any time or in part from time to time, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption.

We may redeem the debentures, in whole, but not in part, at any time prior to September 30, 2019, within 90 days of the occurrence of a “tax event” (as defined in “Description of Debentures—Optional Redemption of the Debentures”), at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the debentures, in whole, but not in part, at any time prior to September 30, 2019, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of Debentures—Optional Redemption of the Debentures”), at a redemption price equal to the greater of (a) their principal amount or (b) a make-whole amount, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption.

The debentures will be unsecured and will rank in right of payment and upon our liquidation junior to all of our current and future Senior Indebtedness (as defined in “Description of Debentures—Subordination”) on the terms set forth in the indenture pursuant to which the debentures will be issued. The debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries.

Beneficial interests in the debentures will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof. The debentures will mature on September 30, 2054.

We will apply for the listing of the debentures on the New York Stock Exchange (the “NYSE”) under the symbol “AFGE.” If approved for listing, trading of the debentures on the NYSE is expected to commence within 30 days after they are first issued.

Investing in the debentures involves risks that are described in “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and in Item 1A “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Debenture	Total
Public Offering Price (1)	$25.0000	$150,000,000
Underwriting discount	$0.7875	$4,725,000
Proceeds, before expenses, to us (1)	$24.2125	$145,275,000

(1)	Plus accrued interest, if any, from September 23, 2014, to the date of delivery.

We expect that the debentures will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about September 23, 2014.

Joint Book-Running Managers

BofA Merrill Lynch	UBS Investment Bank	Wells Fargo Securities

Senior Co-Managers

Barclays	J.P. Morgan	PNC Capital Markets LLC	Raymond James

Junior Co-Managers

Fifth Third Securities	MUFG	US Bancorp

The date of this prospectus supplement is September 16, 2014.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus supplement and the accompanying prospectus in one or more offerings. You should read both this prospectus supplement and the accompanying prospectus together with the documents incorporated by reference herein and therein described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the debentures, including the merits and risks involved.

We are not, and the underwriters are not, making any representation to any purchaser of the debentures regarding the legality of an investment in the debentures by such purchaser. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the debentures.

Prospectus Supplement

Prospectus

PROSPECTUS SUPPLEMENT SUMMARY

The summary contains basic information about us, the debentures and this offering. Because this is a summary, it does not contain all the information you should consider before investing in the debentures. You should carefully read this summary together with the more detailed information, financial statements and notes to the financial statements contained elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. To fully understand this offering, you should read all of these documents. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “AFG,” “we,” “us” and “our” refer to American Financial Group, Inc., an insurance holding company incorporated in Ohio, and its subsidiaries.

American Financial Group, Inc.

General

American Financial Group, Inc. (“AFG”) is a holding company that, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of fixed and fixed-indexed annuities in the retail, financial institutions and education markets.

Our address is 301 East Fourth Street, Cincinnati, Ohio 45202; our phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.AFGinc.com. Other than the information specifically contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, information on our website is not part of this prospectus supplement or the accompanying prospectus.

Holding Company Structure

As a holding company, our cash flow and our ability to service our debt, including the debentures, are dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. Payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval. The debentures will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims of policyholders, which means that holders of obligations of our subsidiaries have claims on the assets of those subsidiaries that have priority to claims of holders of the debentures. Our subsidiaries are distinct legal entities having no obligation to pay any amounts pursuant to the debentures or to make funds available to us. The debentures are also subordinated in right of payment and upon our liquidation junior to all of our current and future Senior Indebtedness (as defined in “Description of Debentures—Subordination”). The indenture governing the debentures does not limit the amount of debt that we or any of our subsidiaries may incur.

The Offering

Issuer	American Financial Group, Inc.

Securities Offered	$150,000,000 principal amount of 6 1/4% Subordinated Debentures due 2054

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include repurchases of our outstanding common stock and/or the redemption of all or a portion of our $132 million outstanding aggregate principal amount of 7% Senior Notes due September 2050, which become redeemable, at par, at our option beginning on September 30, 2015. See “Use of Proceeds” in this prospectus supplement.

Maturity	September 30, 2054

Interest	The debentures will bear interest at an annual rate of 6 1/4%. We will pay interest quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2014, subject to our right to defer the payment of interest as described under “Optional Interest Deferral” below.

Record Date	We will make interest payments on the debentures to the holders of record at the close of business on the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding such March 30, June 30, September 30 and December 30, whether or not a business day. However, interest that we pay on the maturity date or redemption date will be payable to the person to whom the principal will be payable.

Optional Interest Deferral	We have the right on one or more occasions to defer the payment of interest on the debentures for up to five consecutive years (each such period, an “optional deferral period”). During an optional deferral period, interest will continue to accrue at the interest rate on the debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law. See “Description of Debentures—Option to Defer Interest Payments” in this prospectus supplement.

Payment Restrictions Upon Interest Deferral	If we have exercised our right to defer interest payments on the debentures, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation, dissolution or winding up equally with or junior to the debentures, subject to certain limited exceptions.

Subordination; Ranking	The debentures will be unsecured, and will rank in right of payment and upon our liquidation junior to all of our current and future Senior

Indebtedness. The debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries. The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment and upon our liquidation to the debentures.

Optional Redemption	We may elect to redeem the debentures:

•

in whole at any time or in part from time to time on or after September 30, 2019, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

•

in whole, but not in part, at any time prior to September 30, 2019, within 90 days of the occurrence of a “tax event” (as defined in “Description of Debentures—Optional Redemption of the Debentures”) at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; or

•

in whole, but not in part, at any time prior to September 30, 2019, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of Debentures—Optional Redemption of the Debentures”) at a redemption price equal to the greater of (a) their principal amount or (b) a make-whole amount, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption.

Events of Default	The debentures can only be accelerated upon certain events of bankruptcy, insolvency, or reorganization involving us and certain of our subsidiaries. See “Description of Debentures—Events of Default” in this prospectus supplement.

Listing	We intend to apply to list the debentures on the NYSE under the symbol “AFGE.” If approved for listing, trading of the debentures on the NYSE is expected to commence within 30 days after they are first issued.

Form and Denomination	The debentures will be issued in fully registered form in denominations of $25 and integral multiples of $25 in excess thereof.

Trustee and Paying Agent	The trustee and paying agent for the debentures is U.S. Bank National Association.

Governing Law	The indenture and the debentures will be governed by the laws of the State of New York.

Risk Factors	Investing in the debentures involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other documents set forth under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Before you invest in the debentures, you should carefully consider the risks involved. Accordingly, you should carefully consider the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors listed below, in the prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013 and in the other documents incorporated by reference in this prospectus supplement.

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the debentures.

The terms of the indenture and the debentures do not impose any limitation on our or our subsidiaries’ ability to incur additional debt. We may incur additional indebtedness in the future, which could have important consequences to holders of the debentures, including the following:

•	we could have insufficient cash to meet our financial obligations, including our obligations under the debentures;

•	our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

•	a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries.

Our obligations under the debentures will be subordinated.

Our payment obligation under the debentures will be unsecured and will rank junior in right of payment and upon our liquidation to all of our Senior Indebtedness on the terms set forth in the indenture pursuant to which the debentures will be issued. We, therefore, cannot make any payments on the debentures, if (i) we have defaulted on the payment of any of our Senior Indebtedness and the default is continuing, (ii) the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled, or (iii) we have filed for bankruptcy or are liquidating, dissolving or winding-up or in receivership, and our Senior Indebtedness has not been repaid in full.

As of June 30, 2014, we had approximately $837 million in outstanding Senior Indebtedness, $500 million available under our bank credit facility, and approximately $3 million in miscellaneous other debt outstanding. The indenture pursuant to which the debentures will be issued does not place any limit on the amount of liabilities that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the debentures.

The debentures will be effectively subordinated to the liabilities of our subsidiaries.

We have limited operations of our own and derive substantially all of our revenue and cash flow from our subsidiaries. None of our subsidiaries will guarantee the debentures. Creditors of our subsidiaries (including policyholders and trade creditors) will generally be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the debentures will effectively be subordinated to the liabilities of our subsidiaries. As of June 30, 2014, our subsidiaries had approximately $72 million in outstanding debt. Our insurance subsidiaries also have customary liabilities associated with insurance policies issued by those subsidiaries (generally claims and benefits), reinsurance obligations and other trade payables and expenses.

We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.

So long as there is no event of default with respect to the debentures, we may defer interest payments on the debentures, from time to time, for one or more optional deferral periods of up to five consecutive years. At the end of an optional deferral period, if all amounts due are paid, we could start a new optional deferral period of up to five consecutive years. During any optional deferral period, interest on the debentures would be deferred but would accrue additional interest at a rate equal to the interest rate on the debentures, to the extent permitted by applicable law. No optional deferral period may extend beyond the maturity date of the debentures. See “Description of Debentures—Option to Defer Interest Payments.”

If we exercise our right to defer interest payments, the debentures may trade at a price that does not fully reflect the value of accrued and unpaid interest on the debentures or that is otherwise less than the price at which the debentures may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the debentures is likely to be affected and may be more volatile than other securities that do not have these rights.

If we do defer interest on the debentures and you sell your debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its debentures until we pay the deferred interest at the end of the applicable deferral period.

A holder of the debentures will not have rights of acceleration in the case of payment defaults or other breaches of covenants.

The only event of default under the indenture consists of specific events of bankruptcy, insolvency or receivership relating to us and certain of our subsidiaries. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the indenture.

If we defer interest payments on the debentures, there will be U.S. federal income tax consequences to holders of the debentures.

If we were to defer interest payments on the debentures, the debentures would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrues, regardless of such United States holder’s regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the debentures as taxable income.

If holders of the debentures sell their debentures before the record date for the payment of interest at the end of an optional deferral period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the optional deferral period. Moreover, amounts that holders were required to include in income in respect of the debentures during the optional deferral period will be added to such holders’ adjusted tax basis in the debentures, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Considerations—United States Holders—Sale, Exchange, Redemption or Other Disposition of Debentures.”

Rating agencies may change their practices for rating the debentures, which change may affect the market price of the debentures. In addition, we may redeem the debentures if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the debentures.

The rating agencies that currently publish a rating for us, including Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and A.M. Best Company, Inc., may, from time to time in the future, change the way they analyze securities with features similar to the debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the debentures are subsequently lowered, that could have a negative impact on the trading price of the debentures. In addition, we may redeem the debentures before September 30, 2019 at our option, in whole, but not in part, within 90 days of a rating agency amending, clarifying or changing the criteria used to assign equity credit for securities such as the debentures, which amendment, clarification or change results in (i) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures. See “Description of Debentures—Optional Redemption of the Debentures.”

The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

We may redeem the debentures at our option, from time to time in whole at any time or in part, on or after September 30, 2019. In addition, we may redeem the debentures in whole, but not in part, before September 30, 2019, if certain changes in tax laws, regulations or interpretations occur. In each of these two cases, the redemption price will be 100% of the principal amount of such debentures being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. We may also redeem the debentures before September 30, 2019 at our option, in whole, but not in part, within 90 days of a “rating agency event” (as defined in “Description of Debentures—Optional Redemption of the Debentures”). In this event, the redemption price will be equal to the greater of (i) the aggregate principal amount or (ii) a make-whole amount, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Debentures—Optional Redemption of the Debentures.” If we exercise any of these rights, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return on the debentures.

There may not be a public market for the debentures.

We will apply to list the debentures on the NYSE under the symbol “AFGE.” If approved for listing, trading of the debentures on the NYSE is expected to commence within 30 days after they are first issued. The listing of the debentures will not necessarily ensure that an active trading market will be available for the debentures or that you will be able to sell your debentures at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the debentures will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the debentures may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

Changes in our credit ratings or the debt markets could adversely affect the market price of the debentures.

The market price for the debentures depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the debentures;

•	prevailing market interest rates and, in particular, the interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•

our election to defer interest payments on the debentures (see “—We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.”); and

•

economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty about the strength and speed of recovery in the United States and other key economies, the impact of governmental stimulus and austerity initiatives, and sovereign credit and bank solvency concerns in Europe and other key economies.

The price of the debentures may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the debentures.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the debentures.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. You may also access these filings free of charge through AFG’s Internet site at www.AFGinc.com. Other than the information specifically contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, information on American Financial Group’s website is not part of this prospectus supplement or the accompanying prospectus.

AFG’s common stock is listed on the NYSE and the Nasdaq Global Select Market under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and at the offices of Nasdaq located at Financial Industry Regulatory Authority Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” into this prospectus supplement certain information that AFG files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that AFG has previously filed with the Securities and Exchange Commission.

AFG SEC Filings (File No. 1-13653)	Period
Annual Report on Form 10-K	Year Ended December 31, 2013

Quarterly Reports on Form 10-Q	Quarter Ended March 31, 2014
Quarter Ended June 30, 2014

Current Reports on Form 8-K (excluding any information furnished and not filed in such reports under Item 2.02 or Item 7.01)	Filed on January 9, 2014, February 5, 2014,
February 18, 2014, March 3, 2014, March 18, 2014, April 2, 2014 and May 23, 2014

All documents that AFG files with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement to the completion of the offering of the debentures shall also be deemed to be incorporated in this prospectus supplement by reference. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: Karl J. Grafe, Vice President, Assistant General Counsel and Secretary, American Financial Group, Inc., 301 East Fourth Street, Cincinnati, Ohio 45202, (513) 579-2540. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates,” “believes,” “expects,” “projects,” “estimates,” “intends,” “plans,” “seeks,” “could,” “may,” “should,” “will” or the negative version of those words or other comparable terminology.

Factors that could cause our actual results or financial condition to differ from those in the forward-looking statements may accompany the statements themselves, and include those set forth in the section “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and page 14 of our Annual Report on Form 10-K for the year ended December 31, 2013. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We do not undertake any obligation to publicly update or review any forward-looking statement.

USE OF PROCEEDS

We expect to receive approximately $145 million in net proceeds from the sale of the debentures in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include repurchases of our outstanding common stock and/or the redemption of all or a portion of our $132 million aggregate outstanding principal amount of 7% Senior Notes due September 2050, which become redeemable, at par, at our option beginning on September 30, 2015. While it is our current intention to redeem the 7% Senior Notes, we expect to determine whether and when to optionally redeem the 7% Senior Notes in the third quarter of 2015 based upon, among other considerations, our capital needs and the interest rate environment at that time.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2014 on an actual basis and as adjusted to give effect to the offering contemplated hereby (reflecting the issuance of $150 million of debentures in this offering) and “further adjusted” to reflect the potential use of the proceeds from this offering to redeem our 7% Senior Notes due September 2050. See “Use of Proceeds” in this prospectus supplement. The table below should be read together with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2014
	Historical	As Adjusted	As Further Adjusted(1)
	(in millions)
Direct obligations of AFG:
9 7/8% Senior Notes due June 2019	$350	$350	$350
6 3/8% Senior Notes due June 2042	230	230	230
5 3/4% Senior Notes due August 2042	125	125	125
7% Senior Notes due September 2050	132	132	-
6 1/4% Subordinated Debentures due September 2054	-	150	150
Other	3	3	3

	840	990	858
Obligations of subsidiaries	72	72	72

Total long-term debt	912	1,062	930

Shareholders’ equity	4,985	4,985	4,982
Noncontrolling interests	173	173	173

Total equity	5,158	5,158	5,155

Total capitalization	$6,070	$6,220	$6,085

Total adjusted capital(2)	$5,383	$5,533	$5,398

Ratio of debt to total capital (2):
Including subordinated debentures and obligations of subsidiaries	16.9%	19.2%	17.2%

Excluding subordinated debentures and obligations of subsidiaries	15.6%	15.2%	13.1%

(1)	Assumes we use the proceeds from this offering to redeem all $132 million aggregate principal amount of the outstanding 7% Senior Notes due September 2050, which are redeemable at par commencing September 30, 2015. The “as further adjusted” shareholders’ equity reflects the after-tax impact of the write-off of the unamortized debt issue costs associated with the redemption of the Senior Notes. While it is our current intention to redeem the 7% Senior Notes at that time, we are under no obligation to do so. See “Use of Proceeds.”
(2)	Our ratio of debt to total capital is calculated by dividing AFG’s long-term debt by its total adjusted capital, which includes long-term debt, noncontrolling interests and shareholders’ equity (excluding unrealized gains (losses) related to fixed maturity investments and appropriated retained earnings related to managed investment entities).

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The “as adjusted” ratios for the year ended December 31, 2013 and six months ended June 30, 2014 reflect the additional interest expense and amortization of debt issue costs from the debentures as if the offering was completed at the beginning of the applicable period. These ratios have not been adjusted for the potential redemption of our 7% Senior Notes due September 2050. For purposes of calculating the ratios, earnings consist of earnings before income taxes, excluding undistributed equity in earnings/losses of investee and losses of managed investment entities attributable to noncontrolling interest, plus fixed charges. Fixed charges include interest (including annuity benefits as indicated), amortization of debt discount and expense and the portion of rental expense deemed to be representative of the interest factor. Although the ratio of earnings to fixed charges excluding annuity benefits is not required or encouraged to be disclosed under Securities and Exchange Commission rules, some investors and lenders may not consider interest credited to annuity policyholders’ accounts a borrowing cost for an insurance company, and accordingly, believe this ratio is meaningful.

	Six months ended June 30, 2014		Year ended December 31,
	Historical	As Adjusted	Historical	As Adjusted	Historical
			2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges, including annuity benefits	1.78	1.76	2.15	2.12	1.98	1.95	2.42	2.59
Ratio of earnings to fixed charges, excluding annuity benefits	7.60	6.84	8.86	8.06	7.16	6.59	9.14	11.03

DESCRIPTION OF DEBENTURES

Set forth below is a description of the specific terms of the debentures. This description supplements, and should be read together with, the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” Any information regarding the debentures contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the subordinated indenture, as supplemented by the first supplemental indenture, which will provide for the issuance of the debentures which we collectively refer to as the “indenture,” between American Financial Group, Inc., as issuer, and U.S. Bank National Association, as trustee, which we refer to as the “trustee,” pursuant to which the debentures will be issued.

General

The debentures will be issued as subordinated debt securities under the indenture and will be limited to an aggregate principal amount of $150 million. The debentures will be issued only in denominations of $25 and multiples of $25 in excess thereof. Payments of principal of, and interest on, the debentures will be made in U.S. dollars.

We may from time to time, without notice to or the consent of the registered holders of the debentures, create and issue further debentures ranking pari passu with the debentures in all material respects, or in all respects except for the issue date and public offering price or payment of interest accruing prior to the issue date of such further debentures or except for the first payment of interest following the issue date of such further debentures, and so that such further debentures may be consolidated and form a single series with the debentures offered hereby and have the same terms as to status, redemption or otherwise as the debentures offered hereby, provided that such further debentures are fungible for U.S. federal income tax purposes with such previously issued debentures. The debentures and the indenture under which the debentures will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us.

Subordination

The debentures will be unsecured, and will rank in right of payment and upon our liquidation junior to all of our current and future Senior Indebtedness and equal with any future Indebtedness Ranking on a Parity with the debentures, and, in each case in the manner set forth below. The debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries.

Upon any payment or distribution of assets to creditors upon any receivership, liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, or similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or other satisfactory consideration of all amounts due or to become due, including interest accruing after the filing of a bankruptcy or insolvency proceeding on or in respect of such Senior Indebtedness before the holders of the debentures will be entitled to receive or retain any payment in respect thereof.

In the event of the acceleration of the maturity of the debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in cash or other satisfactory consideration of all such Senior Indebtedness before the holders of the debentures will be entitled to receive or retain any payment in respect of the debentures.

In the event and during the continuation of any default in any payment with respect to any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated because of a default, then, unless and until such default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, then no payments on account of principal or premium, if any, or interest in respect of the debentures may be made, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other satisfactory consideration.

At June 30, 2014, we had approximately $837 million of outstanding Senior Indebtedness, $500 million available under our bank credit facility, approximately $3 million in miscellaneous other debt outstanding and no Indebtedness Ranking on a Parity with the debentures. In addition, the debentures will be structurally subordinate to all liabilities of our subsidiaries. As of June 30, 2014, our subsidiaries had approximately $72 million in outstanding debt and our insurance subsidiaries had reserves for claims and benefits of $34.6 billion. See “Risk Factors—The debentures will be effectively subordinated to the liabilities of our subsidiaries.” Senior Indebtedness does not include obligations to trade creditors created or assumed by us in the ordinary course of business, which will rank pari passu with the debentures in right of payment upon liquidation.

“Senior Indebtedness” shall mean all Indebtedness, whether outstanding on the date of the first issuance of the debentures or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the debentures or Indebtedness Ranking Junior to the debentures, and any deferrals, renewals or extension of such Senior Indebtedness.

“Indebtedness Ranking on a Parity with the debentures” shall mean Indebtedness hereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the debentures in right of payment upon our dissolution, winding-up, liquidation, reorganization or similar events. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the debentures.

“Indebtedness Ranking Junior to the debentures” shall mean any Indebtedness, whether outstanding on the date of the first issuance of the debentures or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the debentures (and any Indebtedness Ranking on a Parity with the debentures) in right of payment upon our dissolution, winding-up, liquidation, reorganization, or similar events. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the debentures.

“Indebtedness” shall mean (a) any obligation of, or any obligation guaranteed by, us for which we are responsible or liable as obligor or otherwise including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against us and whether or not allowed as a claim in bankruptcy or similar proceedings) for (i) indebtedness for money borrowed, (ii) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (iii) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations under “keep-well” agreements required by insurance regulators or (vi) any obligation referred to in (i) through (v) above of other persons secured by any lien on any property or asset of the Company (to the extent of the value of such property or asset subject to such lien) and (b) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the debentures or thereafter created, assumed or incurred.

Maturity

The debentures will mature on September 30, 2054.

Interest

Subject to applicable law and subject to any optional deferral period, as described below, interest on the debentures will accrue at an annual rate equal to 6 1/4%, and will be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2014, each of which we refer to as an interest payment date, to the record holders at the close of business on the preceding March 15, June 15, September 15 and December 15, as applicable, whether or not a business day. However, interest that we pay on the maturity date or a redemption date will be payable to the person to whom the principal will be payable.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).

Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the debentures until paid. References to “interest” include interest accruing on the debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable.

Option to Defer Interest Payments

So long as no event of default with respect to the debentures has occurred and is continuing, we may, on one or more occasions, defer interest payments on the debentures for one or more optional deferral periods of up to five consecutive years without giving rise to an event of default under the terms of the debentures. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of the debentures. During an optional deferral period, interest will continue to accrue on the debentures, and deferred interest payments will accrue additional interest at the then applicable interest rate on the debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law. During an optional deferral period, we will be prohibited from paying current interest on the debentures until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon. No interest otherwise due during an optional deferral period will be due and payable on the debentures until the end of such optional deferral period except upon an acceleration or redemption of the debentures during such deferral period.

At the end of five years following the commencement of an optional deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest if it has not been paid before that time. If, at the end of any optional deferral period, we have paid all deferred interest due on the debentures, including compounded interest, we can again defer interest payments on the debentures as described above.

We will provide to the trustee and the holders of debentures written notice of any deferral of interest at least two and not more than 60 business days prior to the applicable interest payment date. We have no present intention of exercising our right to defer payments of interest.

Payment Restrictions During a Deferral Period

After the commencement of an optional deferral period until we have paid all accrued and unpaid interest on the debentures, we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock);

•	make any payment of principal, interest or premium on or repay, repurchase or redeem any Indebtedness Ranking on a Parity with the debentures or Indebtedness Ranking Junior to the debentures; or

•	make any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the debentures;

other than:

•

dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our capital stock where the dividend stock or stock issuable upon exercise of such options, warrants or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

as a result of a reclassification of any series or class of our capital stock or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

•

the purchase of fractional interests in shares of our capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

purchases or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of directors, officers, agents, consultants or employees or our satisfaction of our obligations under any dividend reinvestment plan or our director, officer, agent, consultant or employee stock purchase plans;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our Indebtedness for any class or series of our capital stock;

•

purchases or acquisitions of shares of our capital stock in connection with our satisfaction of our obligations under any contract or security entered into before commencement of the optional deferral period; and

•

(i) payment of current or deferred interest on our Indebtedness Ranking on a Parity with the debentures made pro rata to the amounts due on our Indebtedness Ranking on a Parity with the debentures and the debentures and (ii) payment of principal or current or deferred interest on our Indebtedness Ranking on a Parity with the debentures that, if not made, would cause us to breach the terms of the instrument governing such Indebtedness Ranking on a Parity with the debentures.

Optional Redemption of the Debentures

We may redeem the debentures in increments of $25 principal amount:

•

in whole at any time or in part from time to time on or after September 30, 2019, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

•

in whole, but not in part, at any time prior to September 30, 2019, within 90 days of the occurrence of a “tax event,” at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; or

•

in whole, but not in part, at any time prior to September 30, 2019, within 90 days of the occurrence of a “rating agency event,” at a redemption price equal to the greater of (a) 100% of their principal amount or (b) the present value of a payment on September 30, 2019 in an amount equal to their outstanding principal amount and scheduled payments of interest that would have accrued from the date of redemption to September 30, 2019 on the debentures, discounted to the date of redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, in each case, plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

“Tax event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:

•

amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•

official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•

threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against us or becomes publicly known on or after the original issue date of the debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the debentures is not, or will not be, deductible by us in whole or in part, for U.S. federal income tax purposes.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the debentures, which amendment, clarification or change results in (a) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures.

“Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities maturing on September 30, 2019.

“Independent Investment Banker” means one of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, and their successors, appointed by us or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Comparable Treasury Price” means with respect to any date of redemption for the debentures (1) the average of four Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC, and their respective successors and one other primary U.S. government securities dealer (each, a “Primary Treasury Dealer”) specified by us; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such date of redemption.

If less than all of the debentures are to be redeemed, the trustee will select, in such manner as it shall deem appropriate and in accordance with the procedures of the depository, if applicable, the principal amount of such debentures held by each beneficial owner of such debentures to be redeemed. The trustee may select debentures and portions of debentures in amounts of $25 and multiples of $25 in excess thereof.

On and after the date of redemption, interest will cease to accrue on the debentures or any portion of the debentures called for redemption, unless we default in the payment of the redemption amount.

Events of Default

The events of default set forth under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus shall not apply to the debentures.

An event of default with respect to the debentures will occur only upon certain events of bankruptcy, insolvency or receivership of American Financial Group, Inc.

The indenture refers to breaches that are not events of default as defaults. They include, among other things:

•

the failure to pay interest, including compounded interest, in full on any debentures for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such five-year period;

•	the failure to pay principal of or premium, if any, on the debentures when due; or

•	the failure to comply with our covenants or agreements under the indenture or the debentures.

A default also includes, for example, a failure to pay interest when due if we do not give a timely written notice of our election to commence or continue a deferral period. If we do not give a timely written notice of our election to commence or continue a deferral period and fail to pay interest when due, any holder of debentures may seek to enforce our obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an event of default as described above.

If we do give a timely written notice of our election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no default arises from our non-payment of interest on such interest payment date.

The indenture provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default in payment on the debentures, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the indenture occurs, the entire principal amount of the debentures will automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the debentures. There is no right of acceleration in the case of any payment default or other breaches of covenants under the indenture or the debentures. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the debentures including any compound interest (and, in the case of payment of deferred interest, such failure to pay will have continued for 30 calendar days after the conclusion of the deferral period), the holder of a debenture may, or, if directed by the holders of a majority in principal amount of the debentures, the trustee will, subject to the conditions set forth in the indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

The holders of a majority in aggregate principal amount of the outstanding debentures may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of all outstanding debentures.

The holders of a majority in principal amount of the debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the indenture.

We are required to deliver a written statement to the trustee each year that states, to the knowledge of the officer making such statement, whether we have complied with all conditions and covenants under the terms of the indenture.

The trustee will have no right or obligation under the indenture or otherwise to exercise any remedies on behalf of any holders of the debentures pursuant to the indenture in connection with any default, unless such remedies are available under the indenture and the trustee is directed to exercise such remedies by the holders of a majority in principal amount of the debentures pursuant to and subject to the conditions of the indenture. In connection with any such exercise of remedies, the trustee will be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an event of default.

Transfer

No service charge will be made for any registration of transfer or exchange of debentures, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Listing

We intend to apply to list the debentures on the NYSE under the symbol “AFGE.” If the application is approved, we expect trading of the debentures on the NYSE to begin within 30 days after they are first issued.

Agreement by Holders to Treat Debentures as Indebtedness for Tax Purposes

Each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for all U.S. federal, state and local tax purposes.

Modification

In addition to changes to the indenture listed under “Description of Debt Securities—Modification—Changes Requiring Your Approval” in the accompanying prospectus, the following changes cannot be made without your approval:

•	change the place of payment;

•	change in the redemption price;

•	change in the date prior to which no redemption may be made;

•	making the principal of, or premium, if any, or interest on the debentures payable in anything other than United States dollars; or

•	modification of the subordination provisions of the debentures in any manner adverse to holders of the debentures.

Furthermore, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions applicable to the debentures in any manner which might terminate or impair the subordination of the debentures to Senior Indebtedness without the prior written consent of the holders of such Senior Indebtedness.

Book-Entry System

Upon issuance, all debentures will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of DTC, and registered in the name of DTC or a nominee thereof. Purchasers of the debentures will hold beneficial interests in the debentures only through DTC, or through the accounts that Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. maintain as participants in DTC.

The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the debentures in global form.

About the Trustee

U.S. Bank National Association is acting as trustee under the indenture. U.S. Bank National Association sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that AFG previously issued. U.S. Bank National Association and its affiliates have, from time to time, performed and in the future may perform various commercial and investment banking services for AFG or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees. U.S. Bank National Association is a lender under our revolving credit facility and its affiliate is acting as one of the underwriters in connection with the offering of the debentures.

Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of its powers vested in it by the indenture at the request of any holder of the debentures unless the holder offers the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Applicable Law

The debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Payment and Paying Agent

We will pay principal of, and any premium and interest on the debentures by wire transfer of immediately available funds or, if definitive debentures shall have been issued, at our option, by check mailed to the registered holder.

All moneys we pay to a paying agent of the trustee for the payment of principal of, or any premium or interest on, a debenture which remains unclaimed at the end of two years will be repaid to us, and the holder of the debenture may then look only to us for payment.

The trustee will act as paying agent for the debentures.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures. It is the opinion of Keating Muething & Klekamp PLL, our counsel, and it is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to debentures that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases debentures in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the debentures is sold to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the debentures as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, holders who mark securities to market for U.S. federal income tax purposes, or taxpayers that purchase or sell debentures as part of a wash sale for tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a “United States holder” is a beneficial owner of a debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	any other person that is subject to U.S. federal income taxation on a net income basis.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of a debenture that is not a “United States holder,” and “holders” refers to United States holders and non-United States holders. Neither the term “non-United States holder” nor the term “United States holder” includes a partnership for U.S. federal income tax purposes. If any entity treated as a partnership for U.S. federal income tax purposes holds the debentures, the tax treatment of a partner in the partnership will generally depend upon the status and activities of the partnership and the partner. Prospective holders that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding the debentures.

Persons considering the purchase of the debentures should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the debentures, the debentures will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with our determination. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a debenture each beneficial owner of a debenture agrees, to treat the debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

United States Holders

Interest Income and Original Issue Discount

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the debentures will not be issued with OID for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the debentures might be deferred could result in the debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because our exercise of the option to defer payments of stated interest on the debentures would generally prevent us from:

•

declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring, or making a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock);

•

making any payment of principal, interest or premium on or repaying, repurchasing or redeeming any Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures; or

•	making any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the debentures;

and therefore that the possibility of such deferral will not result in the debentures being treated as issued with OID. Accordingly, interest paid on the debentures should be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with such United States holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the debentures as taxable income.

Sale, Exchange, Redemption or Other Disposition of Debentures

Upon the sale, exchange, redemption or other disposition of a debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in the debenture. Assuming that interest payments on the debentures are not deferred and that the debentures are not treated as issued with OID, a United States holder’s adjusted tax basis in a debenture generally will be its initial purchase price. If the debentures are treated as issued with OID, a United States holder’s adjusted tax basis in a debenture generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the debenture since and including the date that the debenture was treated as issued with OID. Gain or loss recognized on a disposition of a debenture generally will be capital gain or loss and generally will be long-term capital gain or loss if the debenture had been held for more than one year. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of debentures, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debentures.

Non-United States Holders

Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

(a) payments of principal and interest (including OID, if applicable) with respect to a debenture held by or for a non-United States holder will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest, (i) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-United States holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership and (iii) such non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN, Form W-8BEN-E or other applicable Form W-8; and

(b) a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a debenture.

Additional Withholding Requirements

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” will impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S. source interest (including OID, if applicable) and gross proceeds from the sale of certain securities producing such U.S. source interest made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement in place with the United States with respect to FATCA may be subject to different rules. The withholding obligations described above currently apply to payments of U.S. source interest (including any OID) and will apply to payments of gross proceeds from a sale or other disposition of debt instruments on or after January 1, 2017. Non-United States holders are urged to consult their own tax advisors regarding FATCA and the application of these requirements to an investment in the debentures.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a debenture if the statement referred to in clause (a)(iii) of the paragraph under the heading “—Non-United States Holders” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITERS

Under the terms and subject to the conditions contained in an underwriting agreement, dated September 16, 2014, between us and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the debentures set forth opposite their names below:

Underwriters	Principal Amount of Debentures
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$43,500,000
UBS Securities LLC	43,500,000
Wells Fargo Securities, LLC	43,500,000
Barclays Capital Inc.	3,750,000
J.P. Morgan Securities LLC	3,750,000
PNC Capital Markets LLC	3,750,000
Raymond James & Associates, Inc.	3,750,000
Fifth Third Securities, Inc.	1,500,000
Mitsubishi UFJ Securities (USA), Inc.	1,500,000
U.S. Bancorp Investments, Inc.	1,500,000

Total	$150,000,000

The underwriters have agreed to purchase all of the debentures sold pursuant to the purchase agreement if any of these debentures are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the debentures is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the debentures if any are taken.

The underwriters initially propose to offer the debentures directly to the public at the price to public set forth on the cover page of this prospectus supplement and may offer the debentures to certain dealers at a price that represents a concession not in excess of $0.50 per debenture. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed $0.45 per debenture. After the initial offering of the debentures, the offering price and other selling terms may from time to time be varied by the underwriters.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

During the period beginning on the date of this prospectus supplement and continuing to and including the date 30 days after the date of this prospectus supplement, we have agreed not to, without the prior written consent of the representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any securities that are substantially similar to the debentures.

The following table shows the price to public, underwriting discount that we are to pay to the underwriters in connection with this offering and the proceeds, before expenses, to AFG.

Total
Price to Public (1)	$150,000,000
Underwriting discount	$4,725,000
Proceeds, before expenses, to AFG (1)	$145,275.000

(1)	Plus accrued interest, if any, from September 23, 2014, to the date of delivery.

We estimate that our total expenses relating to this offering, excluding the underwriting discount, will be approximately $500,000, and will be payable by us.

The debentures are a new issue of securities with no established trading market. We will apply for the listing of the debentures on the NYSE under the symbol “AFGE.” If approved for listing, trading of the debentures on the NYSE is expected to commence within 30 days after they are first issued. We have been advised by the underwriters that the underwriters intend to make a market in the debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures.

In connection with the offering, the underwriters may purchase and sell debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debentures than they are required to purchase in the offering. The underwriters must close out any short position by purchasing debentures in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debentures while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the debentures. As a result, the price of the debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC have acted as underwriters for certain of our previous public offerings of debt and equity securities and certain of the underwriters and their affiliates are lenders under our $500 million revolving credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect to deliver the debentures against payment for the debentures on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the debentures (“T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade debentures on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the debentures initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

Certain legal matters regarding the debentures will be passed upon for us by Keating Muething & Klekamp PLL Cincinnati, Ohio and for the underwriters by Sidley Austin LLP, New York, New York. In rendering its opinion, Keating Muething & Klekamp PLL will rely upon the opinion of Sidley Austin LLP as to matters governed by the laws of the State of New York. Sidley Austin LLP is currently representing one of our subsidiaries in certain matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited AFG’s consolidated financial statements and schedules, included in AFG’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of AFG’s internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. AFG’s consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Prospectus

Debt Securities, Common Stock, Preferred Stock, Warrants,

Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Units

AMERICAN FINANCIAL CAPITAL TRUST II

AMERICAN FINANCIAL CAPITAL TRUST III

AMERICAN FINANCIAL CAPITAL TRUST IV

Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

American Financial Group, Inc.

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV and selling shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we and any selling shareholders will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV, any selling shareholders and the securities offered under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced below under the following heading.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom

i

it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires:

•	References to “American Financial Group” or “AFG” refer to American Financial Group, Inc. and its consolidated subsidiaries;

•	References to “the trusts” refer to American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV, collectively; and

•	References to “we,” “us” or “our” refer to AFG and the trusts, collectively.

ii

WHERE YOU CAN FIND MORE INFORMATION

American Financial Group is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which it files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC’s home page at http://www.sec.gov or, free of charge, through AFG’s Internet site at www.afginc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and at the offices of Nasdaq located at National Association of Securities Dealers, Inc. Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” into this prospectus certain information that American Financial Group files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that AFG files with the SEC will automatically update and supercede that information. This prospectus incorporates by reference the documents set forth below that AFG has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

AFG SEC Filings (File No. 1-13653)	Period
Annual Report on Form 10-K	Year Ended December 31, 2011

Form 8-A Registration Statement	Filed November 25, 1997

Any future filings AFG makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference; provided, however, that we are not incorporating any information we furnish rather than file.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: Karl J. Grafe, Vice President, Assistant General Counsel and Secretary, American Financial Group, Inc., Great American Insurance Tower, 301 East Fourth Street, 27th Floor, Cincinnati, Ohio 45202, (513) 579-2540. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

No separate financial statements of the three trusts have been included and none are incorporated by reference in this prospectus. We do not believe that financial statements of the trusts would be useful because the trusts have had no historical operations and will not have any independent function other than to issue securities representing undivided interests in their respective assets and investing the proceeds in AFG debt securities. In addition, all obligations of the trusts are fully and unconditionally guaranteed by AFG.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in AFG’s Annual Report on Form 10-K for its most recent fiscal year, as updated by its quarterly reports on Form 10-Q and other filings it makes with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in AFG’s reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Neither AFG nor any trust undertakes any obligation to publicly update or review any forward-looking statement.

AMERICAN FINANCIAL GROUP, INC.

American Financial Group, Inc. is a holding company that, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, indexed and variable annuities and a variety of supplemental insurance products. AFG was incorporated as an Ohio corporation in 1997. Its address is Great American Insurance Tower, 301 East Fourth Street, Cincinnati, Ohio 45202; its phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.afginc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

THE AMERICAN FINANCIAL CAPITAL TRUSTS

American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV are statutory trusts formed under Delaware law pursuant to three separate declarations of trust executed by AFG, as sponsor, and the trustees (described below) for the trusts and the filing of three separate certificates of trust with the Delaware Secretary of State. Each trust’s declaration will be amended and restated as of the date the securities of such trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists solely to:

•	issue its preferred securities and common securities representing undivided beneficial interests in the assets of that trust;

•	invest the proceeds from the issuance of those securities in AFG’s junior subordinated debt securities; and

•	engage only in incidental activities.

The rights of the holders of each trust’s securities, including economic rights, rights to information and voting rights, will be set forth in the trust’s amended declaration of the trust, the Delaware Statutory Trust Act and the Trust Indenture Act.

AFG will own, directly or indirectly, all of the common securities of each trust, which will have an aggregate liquidation amount equal to 3% of the total capital of each trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under a trust’s amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. AFG will pay all fees and expenses related to the trusts and the offering of each trust’s securities.

AFG, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The business and affairs of the trusts will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the applicable amended declarations of the trusts.

At least two of the trustees of each trust will be persons who are employees or officers of, or otherwise affiliated with, AFG. These persons are sometimes referred to herein as “regular” trustees. One trustee of each trust will be a financial institution which will be unaffiliated with AFG and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of each trust’s securities. In addition, unless the property trustee maintains a principal place of business in the state of Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be a legal entity having a principal place of business in, or an individual resident of, the state of Delaware.

Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the property trustee and BNY Mellon Trust of Delaware will be the Delaware trustee. The address of the corporate trust office of The Bank of New York Mellon Trust Company, N.A. is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 and for BNY Mellon Trust of Delaware is 100 White Clay Center Drive, Newark, Delaware 19711. The principal place of business of the trusts is c/o American Financial Group, Inc., 301 East Fourth Street, Cincinnati, Ohio, 45202, telephone number (513) 579-2121. The Bank of New York Mellon is a member of the lending bank group under AFG’s revolving credit facility, and The Bank of New York Mellon and its affiliates have from time to time performed and in the future may perform commercial banking and other services for AFG and its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, AFG expects to use the net proceeds from the sale of any securities offered by it for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of AFG subsidiaries. Until the net proceeds are used for these purposes, American Financial Group may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. The proceeds from any sale of preferred securities by any trust will be invested in AFG debt securities. Unless otherwise indicated in a prospectus supplement, neither AFG nor any trust not receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

American Financial Group may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units and units. The trusts may issue in one or more offerings, trust preferred securities that will be unconditionally guaranteed by AFG.

This prospectus contains a summary of the general terms of the various securities that American Financial Group may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The prospectus supplement relating to any offering of preferred securities by a trust will contain the terms of the preferred securities and the related junior subordinated debt securities that would be issued by AFG and sold to the trust using the proceeds from the sale of preferred securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to American Financial Group or the trusts. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities are governed by documents called “indentures.” An indenture is a contract between American Financial Group and the trustee named in the applicable prospectus supplement, which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against AFG if AFG defaults. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for AFG, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

The debt securities will be unsecured general obligations of AFG and may include:

•	senior debt securities, to be issued under the senior indenture;

•	subordinated debt securities, to be issued under the subordinated indenture; and

•	junior subordinated debt securities, to be issued under the junior subordinated indenture in conjunction with the issuance of preferred securities of the trusts.

If issued, the junior subordinated debt securities will be purchased by a trust using proceeds from issuances of the preferred securities of such trust. We will include a description of junior subordinated debt securities in a supplement to this prospectus prepared in connection with an offering of securities by a trust.

The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

This section summarizes the general terms of the senior and subordinated debt securities (other than the junior debt securities) that AFG may offer. When we refer to the indenture, we mean the senior indenture and the subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee, we mean the senior trustee and the subordinated trustee collectively, unless we indicate otherwise. When we refer to the debt securities, we mean the senior and subordinated debt securities, unless we indicate otherwise.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

•

the place or places where the principal and premium, if any, and interest, if any, shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices and demands may be served;

•

the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder’s option;

•	the denomination in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;

•	any provision relating to the defeasance of AFG’s obligations in connection with the debt securities;

•	any provision regarding exchangeability or conversion of the debt securities into AFG common stock or other securities;

•

whether any debt securities will be issued in the form of a global security, and, if different than described below under “Book-Entry Securities,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	the subordination provisions applicable to the subordinated debt securities; and

•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by Ohio law.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	AFG does not pay interest on a debt security within 30 days of its due date;

•	AFG does not pay the principal or any premium on a debt security on its due date;

•

AFG remains in breach of any covenant or warranty described in the indenture for 60 days after AFG receives a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•

AFG fails to pay an amount of debt as defined in any mortgage, indenture, security agreement or other instrument totaling more than $10,000,000 in principal amount, AFG’s obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 10 days after AFG receives notice of default as described in the previous paragraph;

•

AFG becomes subject to one or more final, non-appealable judgments, orders or decrees requiring payments of more than $10,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect after AFG receives notice as described two paragraphs above; or

•	certain events of bankruptcy, insolvency or reorganization of AFG.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes AFG can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

AFG may consolidate or merge with or into another entity, and AFG may sell or lease substantially all of AFG’s assets to another corporation if the following conditions, among others, are met:

•

where AFG merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, AFG will issue debt securities only in registered global form. See “Book-Entry Securities” below. However, if specified in the prospectus supplement, AFG may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as AFG’s agent for registering debt securities in the names of holders and transferring debt securities. AFG may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and AFG redeems less than all of the debt securities of a particular series, AFG may block the transfer or exchange of those debt securities during the period beginning 15 days before the day AFG mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. AFG may also refuse to register transfers or exchanges of debt securities selected for redemption, except that AFG will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Book-Entry Securities

The debt securities will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, or other successor depository AFG appoints, and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depository for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).

DTC has informed AFG as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations, and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority.

•

Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the mortgage indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the mortgage indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the mortgage indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. U.S. Bank, N.A., sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that AFG previously issued. U.S. Bank, N.A. and its affiliates have, from time to time, performed and in the future may perform various commercial banking services for AFG or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that AFG may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of AFG’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 200,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock have the right to cumulate their votes in the election of directors but are not entitled to any preemptive rights.

Subject to restrictions under agreements related to AFG’s indebtedness and to preferences that may be granted to holders of preferred stock, holders of common stock are entitled to the share of such dividends as AFG’s board of directors, in its discretion, may validly declare from funds legally available. In the event of liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after the payment of liabilities and any preferred stock liquidation preferences.

As of February 1, 2012, AFG had 97,895,717 shares of common stock outstanding and eligible to vote, which does not include 14.9 million shares held by AFG’s subsidiaries. Under Ohio law, shares held by subsidiaries are not entitled to vote at meetings of shareholders or by written consent. Shares of common stock carry no conversion or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

The AFG common stock is listed on the New York Stock Exchange and Nasdaq Global Select Market and trade under the symbol “AFG.” AFG’s registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that AFG may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that AFG offers, which AFG will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of AFG’s Amended and Restated Articles of Incorporation, any amendment to those articles establishing the terms of any series of the preferred stock and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

AFG’s board of directors is authorized to issue up to 12,500,000 shares of voting preferred stock and up to 12,500,000 shares of non-voting preferred stock. As of the date of this prospectus, AFG has not issued any shares of preferred stock. AFG’s board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, AFG’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. AFG’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to AFG’s officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of AFG.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of AFG’s stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by AFG’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on AFG’s books. Dividends on any series of preferred stock may be cumulative or noncumulative.

AFG may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, AFG may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of AFG common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at AFG’s option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that AFG’s board of directors decides is equitable.

Unless AFG defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon AFG’s voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of AFG’s available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from AFG after they have received their full liquidation preference.

Voting Rights

If AFG issues voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to AFG’s shareholders.

If AFG issues non-voting preferred stock, holders of Non-voting preferred stock will have no voting rights, except as described in the applicable prospectus supplement or as otherwise required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

AFG may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. AFG may issue warrants independently or together with other securities that may be attached to or separate from the warrants. AFG will issue each series of warrants under a separate warrant agreement that will be entered into between AFG and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as AFG’s agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants AFG may offer. AFG will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•

the offering price of such warrants, which AFG may distribute proportionately free of charge to AFG’s shareholders (in the applicable prospectus supplement, AFG may refer to warrants distributed proportionately free of charge to AFG’s shareholders as rights to purchase AFG common stock and any securities not taken by AFG’s shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock issued by AFG purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock issued by AFG purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that AFG may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

AFG may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that AFG issues and deposits with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

AFG will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between AFG and a bank or trust company, which AFG will select as its preferred stock depositary. AFG will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that AFG delivers to the depositary and which AFG is required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with AFG’s approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by AFG on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then AFG will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from AFG for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever AFG redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided AFG has paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that AFG deposits with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to AFG after a period of two years from the date AFG deposits the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver AFG’s voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. AFG agrees to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

AFG may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. AFG will make no amendment that impairs the right of any holder of depositary shares, as described above under “– Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with AFG’s liquidation, dissolution or winding-up. AFG may also terminate the deposit agreement at any time AFG wishes with at least 60 days prior written notice to the depositary. If AFG does so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

AFG will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AFG will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on AFG’s Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits AFG’s obligations and the obligations of the depositary. It also limits AFG’s liability and the liability of the depositary as follows:

•	AFG and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•

AFG and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide AFG with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying AFG of its election to do so. In addition, AFG may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, AFG will appoint a successor depositary.

Reports to Holders

AFG will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

AFG may issue stock purchase contracts, representing contracts obligating holders to purchase from AFG, and obligating AFG to sell to the holders, a specified number of shares of AFG common stock at a future date or dates. The price per share and the number of shares of AFG common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either:

•	senior debt securities or subordinated debt securities;

•	shares of preferred stock;

•	preferred securities of a trust; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require AFG to make periodic payments to the holders thereof or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, AFG may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

DESCRIPTION OF UNITS

AFG may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

AFG, each of the trusts and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, AFG, the trusts or the selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and any applicable prospectus supplement, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. AFG, the trusts and the selling shareholders may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers, agents or guarantors and the amounts of securities underwritten or purchased by each of them, if any;

•	any material relationship with the underwriter and the nature of such relationship, if any;

•

the public offering price or purchase price of the securities and the proceeds to AFG, the trusts and/or the selling shareholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;

•	any securities exchanges on which the securities may be listed, if any; and

•	the manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling shareholders may offer their shares in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the shares offered pursuant to a prospectus supplement or otherwise remain unsold, the selling shareholder may offer those shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements. Sales by the selling shareholders may not require the provision of a prospectus supplement.

Each of the selling shareholders may offer its shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

AFG, the trusts and/or the selling shareholders may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions AFG, the trusts and/or the selling shareholders pay to them. Generally, unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

AFG and the trusts and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from AFG, the trusts and/or the selling shareholders at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions AFG, the trusts and/or the selling shareholders pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for AFG or the trusts. Any remarketing firm will be identified and the terms of its agreements, if any, with AFG or the trusts, and its compensation will be described in any applicable prospectus supplement.

AFG may sell equity securities in an offering “at the market,” as defined in Rule 415 under the Securities Act of 1933. A post-effective amendment to this Registration Statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by AFG, the trusts and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for AFG, the trusts and/or the selling shareholders in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby other than the trust preferred securities will be passed upon for AFG and each trust by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Each of Joseph P. Rouse and Paul V. Muething, partners of Keating Muething & Klekamp PLL, serves as trustee of trusts which hold 3,242,398 and 3,243,138 shares, respectively, of AFG Common Stock for the benefit of members of the Lindner family. Each of Mr. Rouse and Mr. Muething has sole voting and dispositive power over the shares as trustee, but has no financial interest in such shares. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the trusts by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, our special Delaware counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited AFG’s consolidated financial statements and schedules included in AFG’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of AFG’s internal control over financial reporting as of December 31, 2011, as set forth in its reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. AFG’s consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$150,000,000

6 1/4% Subordinated Debentures due 2054

PROSPECTUS    SUPPLEMENT

September 16, 2014

Joint Book-Running Managers

BofA Merrill Lynch

UBS Investment Bank

Wells Fargo Securities

Senior Co-Managers

Barclays

J.P. Morgan

PNC Capital Markets LLC

Raymond James

Junior Co-Managers

Fifth Third Securities

MUFG

US Bancorp